UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2009

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b and c) On May 27, 2009, the Board of Directors of Xerium Technologies, Inc. (the “Company”) appointed David G. Maffucci to the position of Executive Vice President and Chief Financial Officer, effective June 8, 2009, upon the recommendation of Stephen R. Light, President, Chief Executive Officer and Chairman. A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this report. Since December 1, 2008, Mr. Maffucci has served as a member of the Company’s Board of Directors and as Chairman of the Company’s Audit Committee. Mr. Maffucci will remain a member of the Company’s Board of Directors, but will step down from his positions on the Audit Committee and Nominating and Governance Committee. Edward Paquette, who has been a director since July 2004 and is a current member of the Company’s Audit Committee, will serve as Chairman of the Audit Committee. Biographical and other information regarding Mr. Maffucci can be found in the attached press release and in the Company’s proxy statement for the 2009 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 29, 2009.

The Company and Mr. Maffucci have agreed to a summary of principal terms in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company. Under these terms, Mr. Maffucci is expected to receive a base salary of $415,000, as well as awards of common stock of the Company and restricted stock units. Additionally, Mr. Maffucci will be eligible to participate in the Company’s Performance Award Program for 2009. The Company expects to enter into an employment agreement with Mr. Maffucci in the near term and the Company intends to amend this Current Report on Form 8-K to provide information regarding the final terms of his agreement.

As a result of Mr. Maffucci’s appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Stephen R. Light will no longer serve as the Company’s interim principal financial officer, effective June 8, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith.

Exhibit No.	Description
99.1	Press Release dated May 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: May 29, 2009	By:	/s/ Stephen R. Light
	Name:	Stephen R. Light
	Title:	President, Chief Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated May 28, 2009